Microsoft Word 10.0.6612;Goldman Sachs Variable Insurance Trust

                  77M):    Mergers

                  The Goldman Sachs Capital Growth Fund of the Goldman Sachs Variable Insurance Trust ("GSVIT") acquired the assets and liabilities of the Growth Fund of the Ayco Series Trust ("Reorganization"). The Board of Trustees of GSVIT considered and approved the Reorganization Agreement and Fund Transaction at a meeting held on September 18, 2003.

                  With regard to the circumstances and the details of the Reorganization, GSVIT hereby incorporates by reference the definitive Combined Proxy Statement and Prospectus dated October 14, 2003 and Statement of Additional Information dated October 14,
2003, each as filed electronically with the Securities and Exchange Commission (the "SEC") on October 24, 2003, (Accession No.
0000950123-03-011692) (the "Proxy Soliciting Materials").

                  The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

                  (a) The Reorganization of the Growth Fund of the Ayco Series Trust closed on December 19, 2003.

                  (b) An Agreement and Plan of Reorganization was approved by the Growth Fund of the Ayco Series Trust at a Special Meeting of Shareholders held on November 25, 2003. Information concerning the results of the Special Shareholders' Meeting is incorporated herein by reference to Exhibit 77(c) of the amended Form N-SAR of Ayco for the period ended December 19, 2003 which was filed electronically with the SEC on January 27, 2004, (Accession No. 0000894189-04-000144). No other parts of the Form N-SAR of Ayco are incorporated herein by reference.

                  (c) It is GSVIT's understanding that Ayco has filed with the SEC on January 12, 2004 an Application pursuant to
Section 8(f) of the Investment Company Act of 1940 and Rule 8f-1 thereunder, for an Order declaring that it has ceased to be an investment company. Upon receipt of the Order, it is expected that Ayco will terminate its existence under state law.

                  Five (5) funds of GSVIT acquired the assets and liabilities of five (5) funds offered by the Protective Investment
Company ("PIC") as follows ( The "Reorganization"):


                  GSVIT Funds                   Corresponding Protective Funds

                  CORESM U.S. Equity Fund       CORESM U.S. Equity Fund
                  Capital Growth Fund           Capital Growth Fund
                  CORESM Small Cap Equity Fund  Small Cap Value Fund
                  International Equity Fund     International Equity Fund
                  Growth and Income Fund        Growth and Income Fund

                  With regard to the circumstances and the details of the Reorganization, GSVIT hereby incorporates by reference the definitive Combined Proxy Statement/Prospectus dated October 30, 2003 and Statement of Additional Information dated October 30, 2003, each as filed electronically with the SEC on November 6, 2003, (Accession No. 0001047469-03-036286) (the "Proxy Soliciting
Materials").

                  The following information is provided in response to questions not addressed in the Proxy Soliciting Materials:

                  (a) The Reorganization with respect to the PIC CORESM U.S. Equity Fund, PIC Capital Growth Fund, PIC Small Cap
Value Fund, PIC International Equity Fund and PIC Growth and Income Fund closed on December 19, 2003.

                  (b) An Agreement and Plan of Reorganization was approved by each foregoing Protective Fund at a Special Meeting of
Shareholders of PIC held on December 9, 2003. PIC's Board of Directors approved the Agreement and Plan of Reorganization and Fund
Transactions at a meeting held on September 5, 2003.

                  (c) It is GSVIT's understanding that PIC will file with the SEC an Application pursuant to Section 8(f) of the
Investment Company Act of 1940 and Rule 8f-1 thereunder, for an Order declaring that it has ceased to be an investment company. Upon receipt of the Order, it is expected that PIC will terminate its existence under state law.